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                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
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        240.14a-11(c) or 240.14a-12


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                              Echlin Inc.
           (Name of Registrant as Specified In Its Charter)

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                            SPX Corporation
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Contacts:

Charles A. Bowman
SPX Director of Corporate Finance
(616) 724-5194

George Sard/Anna Cordasco/Paul Caminiti
Sard Verbinnen & Co.
(212) 687-8080

              ISS REPORT RECOMMENDS ECHLIN SHAREHOLDERS
                 DEMAND SPECIAL MEETING ON SPX OFFER

   ISS Report Also Criticizes Proposed Connecticut House Bill 5695
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     MUSKEGON, MI, March 19, 1998 - SPX Corporation (NYSE:SPW) today announced that Institutional Shareholder Services ("ISS"), the nation's leading independent proxy advisory firm, has released a report recommending that Echlin Inc. (NYSE:ECH) shareholders demand a special shareholder meeting to consider SPX's offer to acquire Echlin. In addition, the ISS report supports SPX's efforts to defeat proposed Connecticut House Bill 5695, which would severely restrict the ability of shareholders in Connecticut companies to call special shareholder meetings.

     ISS said, in its report, "ISS recommends that shareholders CONSENT to holding the special meeting." ISS added, "ISS fails to discern any justification for the Echlin board's disregard of SPX's takeover offer." ISS contined, "ISS believes, and various market analysts concur, that SPX has presented compelling strategic reasons for a potential acquisition."

     With respect to proposed Connecticut House Bill 5695, ISS stated, "[Echlin] management argues that House Bill 5695 is designed to slow down the process initiated by SPX and to forestall a two-percent shareholder from taking advantage of Connecticut law to seize control of the board. This somehow assumes that SPX has the ability to railroad a majority of other shareholders into following its proposed course of action. It also ignores the statutory timetable for holding the special meeting, which could be delayed to as late as June. We consider this an adequate amount of time for the Echlin board to consider other alternatives and for shareholders to evaluate the SPX offer. Additionally, the Echlin board and management have had more than a year to evaluate a merger with SPX, but their public statements indicate that they are simply not interested in any deal."

     ISS continued, "In championing the Connecticut bill, we believe Echlin is truly taking the 'just say no' defense to new heights. Faced with an attractice takeover offer and a recalcitrant board, shareholders would be prohibited from removing directors without cause for a year (or effectively until the next annual meeting)..." ISS added, "If passed and upheld by the judicial system, House Bill 5695 would have far-reaching implications not only for Echlin shareholders, but for those of other companies incorporated in the state."

     ISS continued, "...the ultimate acceptance or rejection of a takeover offer should be the purview of shareholders, who are the owners of the company. This should also be the case at Echlin. ISS is in favor of preserving the right of shareholders to call special meetings and to remove their duly appointed representatives to the board if they see fit. We therefore support the dissident's [SPX's] call to hold a special meeting." ISS added, "Shareholders are reminded that nonvotes count as votes against calling the special meeting."

     SPX Corporation is a global provider of Vehicle Service Solutions to franchised dealers and independent service locations, Service Support to Vehicle Manufacturers, and Vehicle Components to the worldwide motor vehicle industry. SPX's Internet address is www.spx.com.